DEFA14A
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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       (as permitted by Rule 14a-6(e)(2))

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                           SENTINEL GROUP FUNDS, INC.

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Sentinel Fund Shareholder Meeting-Please Vote!

Sentinel Fund shareholders will soon start receiving proxy information in the mail regarding several proposals, including electing Directors, new advisory fees, a new Charter, and the Funds' fundamental investment policies. Also, for the first time, National Life employees will be asked to decide how their retirement plan accounts in the Sentinel Funds will be voted (typically, these shares are voted by the plan's trustee). We encourage you to authorize your proxy vote as soon as possible after you receive this information by following the directions on your proxy card. Additional information about the proposals will be included in your packet and is also available at www.sentinelfunds.com. If you have any other questions, please contact a Sentinel representative at 1-800-282-3863.